FOX CHASE BANCORP, INC.	1ST QUARTER EARNINGS 2011
PAGE 1

[FOX CHASE BANCORP LOGO]

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 682-7400 Fax (215) 682-4144

NEWS RELEASE

For Immediate Release

Date:                      April 28, 2011
Contact:                Roger S. Deacon
Chief Financial Officer
Phone:                   (215) 775-1435

FOX CHASE BANCORP, INC. REPORTS INCREASED EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2011
(Declares Dividend of $0.02 Per Share; Announces 10% Stock Repurchase Plan)

HATBORO, PA, April 28, 2011 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $1.2 million, or $0.09 per share, for the three months ended March 31, 2011, compared to net income of $551,000, or $0.04 per share, for the three months ended March 31, 2010.

The Company also announced that its Board of Directors has declared a cash dividend of $0.02 per outstanding share of common stock. The dividend will be paid on or about May 27, 2011 to stockholders of record as of the close of business on May 13, 2011.

Other highlights for the quarter included:
•	Return on assets improved to 0.45% for the three months ended March 31, 2011, compared to 0.32% for the three months ended December 31, 2010 and 0.19% for the three months ended March 31, 2010;
•
Net interest income increased $1.2 million, or 18.4%, to $7.6 million for the three months ended March 31, 2011, compared to $6.4 million for the three months ended March 31, 2010. The net interest margin was 2.84% for the three months ended March 31, 2011 compared to 2.26% for the three months ended March 31, 2010.  The improvements in net interest income and margin were primarily driven by decreases in interest expense on deposits as maturities of higher rate certificates of deposit and repricing of other deposit products occurred throughout 2010 and the first three months of 2011.

•
Net interest income increased $209,000, or 2.8%, to $7.6 million for the three months ended March 31, 2011, compared to $7.4 million for the three months ended December 31, 2010.  Net interest margin was 2.84% for the three months ended March 31, 2011, compared to 2.72% for the three months ended December 31, 2010.  The improvements in net interest income and margin were primarily due to an increase in yield on the Bank’s mortgage related securities portfolio to 3.10% for the three months ended March 31, 2011 from 2.97%, for the three months ended December 31, 2010, due to reduced premium amortization as a result of a slowdown in prepayment speeds on the underlying securities, as well as a decrease in the cost of funds to 2.03% from 2.06% and a higher average balance of non-interest bearing deposits.

•	The efficiency ratio improved to 65.5% for the three months ended March 31, 2011 compared to 67.0% for the three months ended December 31, 2010 and 75.2% for the three months ended March 31, 2010;
•
Service charges and other fee income increased $74,000, or 29.2%, to $327,000 for the three months ended March 31, 2011, compared to $253,000 for the three months ended March 31, 2010.  The increase was primarily due to an increase in loan fees, including unused line fees, and cash management fee income due to growth from commercial customers;

•
Noninterest expense increased $118,000, or 2.3%, to $5.3 million for the three months ended March 31, 2011, compared to $5.2 million for the three months ended March 31, 2010, due to an increase in salaries, benefits and other compensation of $184,000 which was primarily a result of incremental employee benefit costs as the Company increased employee stock ownership benefits in conjunction with the mutual-to-stock conversion in the second quarter of 2010 and higher incentive compensation accruals.  Professional fees increased $89,000 for the three months ended March 31, 2011 primarily due to incremental legal costs associated with the Bank’s nonperforming assets.  FDIC premiums decreased $89,000 for the three months ended March 31, 2011 due to a lower assessment rate and lower average deposit balances.

•
Total assets were $1.07 billion at March 31, 2011, a decrease of $24.2 million, or 2.2% from $1.10 billion at December 31, 2010.  Total loans were $628.5 million at March 31, 2011, a decrease of $14.1 million, or 2.2%, from $642.6 million at December 31, 2010.  All segments of the Bank’s portfolio decreased except commercial and industrial loans, which increased to $106.4 million at March 31, 2011, an $8.3 million, or 8.5% increase from $98.1 million at December 31, 2010.

FOX CHASE BANCORP, INC.	1ST QUARTER EARNINGS 2011

Credit related items as of and for the quarter ended March 31, 2011 include:
•	The allowance for loan losses increased to $12.7 million, or 1.98% of total loans compared to $12.4 million, or 1.90% of total loans at December 31, 2010;
•
The provision for loan losses was $975,000 for the three months ended March 31, 2011, compared to $1.4 million for the three months ended December 31, 2010 and $891,000 for the three months ended March 31, 2010;

•	Net loan charge-offs totaled $706,000 and were comprised primarily of commercial loan charge-offs;
•	Nonperforming assets decreased to $26.6 million, or 2.48% of total assets, compared to $29.8 million, or 2.72% of total assets, at December 31, 2010;
•	Delinquent loans totaled $6.8 million compared to $5.1 million at December 31, 2010. The $1.7 million increase was primarily due to increases in residential mortgage delinquencies of $1.2 million.

Commenting on the first quarter 2011 performance, Thomas M. Petro, President and Chief Executive Officer of Fox Chase Bancorp said, “We are pleased with our continued improvement in operating income for the first quarter of 2011 as we execute on our strategy of improving return on assets, diligently controlling expenses and reducing nonperforming assets.  Our loan portfolio declined by $14.1 million due to modest growth in commercial lending more than offset by run-off in our residential, home equity and construction loan portfolios.  From a credit perspective, there continue to be challenges and significant expenditures resolving problem assets.  The Company continues to be well positioned to exit the credit cycle with a strong balance sheet and capital to grow and we are pleased to once again announce a dividend of $0.02 per share.”

On April 27, 2011, the Board of Directors approved a 10% stock repurchase plan.  Such plan will begin on June 30, 2011, after the one-year anniversary of the Company’s mutual-to-stock conversion to a public company.

Fox Chase Bancorp, Inc. will host a conference call to discuss first quarter 2011 results on Friday, April 29, 2011 at 9:00 am EDT.  The general public can access the call by dialing (877) 317-6789.  A replay of the conference call will be available through May 31, 2011 by dialing (877) 344-7529; use Conference ID: 450100.

Fox Chase Bancorp, Inc. is a stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.	1ST QUARTER EARNINGS 2011

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,832	$8,782
Interest on mortgage related securities	2,561	3,612
Interest on investment securities available-for-sale
Taxable	140	77
Nontaxable	70	89
Other interest income	28	99
Total Interest Income	11,631	12,659
INTEREST EXPENSE
Deposits	2,428	4,578
Federal Home Loan Bank advances	1,154	1,217
Other borrowed funds	427	427
Total Interest Expense	4,009	6,222
Net Interest Income	7,622	6,437
Provision for loan losses	975	891
Net Interest Income after Provision for Loan Losses	6,647	5,546
NONINTEREST INCOME
Service charges and other fee income	327	253
Income on bank-owned life insurance	114	115
Other	26	35
Total Noninterest Income	467	403
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,167	2,983
Occupancy expense	497	499
Furniture and equipment expense	103	116
Data processing costs	420	402
Professional fees	351	262
Marketing expense	60	71
FDIC premiums	283	372
Provision for loss on other real estate owned	-	34
Other real estate owned expense	19	6
Other	398	435
Total Noninterest Expense	5,298	5,180
Income Before Income Taxes	1,816	769
Income tax provision	570	218
Net Income	$1,246	$551
Earnings per share:
Basic	$0.09	$0.04
Diluted	$0.09	$0.04

FOX CHASE BANCORP, INC.	1ST QUARTER EARNINGS 2011

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and due from banks	$192	$156
Interest-earning demand deposits in other banks	30,852	38,158
Total cash and cash equivalents	31,044	38,314

Investment securities available-for-sale	29,467	32,671
Mortgage related securities available-for-sale	278,757	278,632
Mortgage related securities held-to-maturity (fair value of $49,050
at March 31, 2011 and $50,817 at December 31, 2010)	50,181	51,835
Loans, net of allowance for loan losses of $12,712
at March 31, 2011 and $12,443 at December 31, 2010	628,516	642,653
Other real estate owned	3,905	3,186
Federal Home Loan Bank stock, at cost	9,417	9,913
Bank-owned life insurance	13,252	13,138
Premises and equipment	10,570	10,693
Real estate held for investment	1,730	1,730
Accrued interest receivable	4,667	4,500
Mortgage servicing rights, net	420	448
Deferred tax asset, net	1,369	1,376
Other assets	7,974	6,414
Total Assets	$1,071,269	$1,095,503

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$685,396	$711,763
Federal Home Loan Bank advances	121,684	122,800
Other borrowed funds	50,000	50,000
Advances from borrowers for taxes and insurance	1,562	1,896
Accrued interest payable	568	580
Accrued expenses and other liabilities	5,202	2,760
Total Liabilities	864,412	889,799
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at March 31, 2011 and
December 31, 2010)	--	--
Common stock ($.01 par value; 60,000,000 shares authorized,
14,550,383 shares issued and outstanding at March 31, 2011
and 60,000,000 shares authorized, 14,547,173 shares issued
and outstanding at December 31, 2010)	146	145
Additional paid-in capital	134,277	133,997
Common stock acquired by benefit plans	(9,080)	(9,283)
Retained earnings	75,253	74,307
Accumulated other comprehensive income, net	6,261	6,538
Total Stockholders' Equity	206,857	205,704

Total Liabilities and Stockholders' Equity	$1,071,269	$1,095,503

FOX CHASE BANCORP, INC.	1ST QUARTER EARNINGS 2011

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)
	March 31,	December 31,	March 31,
	2011	2010	2010
CAPITAL RATIOS:
Total stockholders’ equity (to total assets) (1)	19.31%	18.78%	10.83%

Tier 1 capital (to adjusted assets) (2)	14.06	13.60	9.37
Tier 1 risk-based capital (to risk-weighted assets) (2)	23.28	22.53	16.12
Total risk-based capital (to risk-weighted assets) (2)	24.53	23.76	17.33

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonperforming loans (3)	$22,688	$26,637	$28,523
Other real estate owned	3,905	3,186	5,076
Total nonperforming assets	$26,593	$29,823	$33,599

Ratio of nonperforming loans to total loans	3.54%	4.07%	4.35%
Ratio of nonperforming assets to total assets	2.48	2.72	2.91
Ratio of allowance for loan losses to total loans	1.98	1.90	1.63
Ratio of allowance for loan losses to
nonperforming loans	56.0	46.7	37.6

Impaired Loans:
Nonperforming loans (3)	$22,688	$26,637	$28,523
Accruing troubled debt restructurings (4)	12,130	8,617	1,200
Other impaired loans	3,870	3,894	--
Total impaired loans	$38,688	$39,148	$29,723

Past Due Loans:
30 - 59 days	$1,499	$5,001	$631
60 - 89 days (4)	5,329	144	440
Total	$6,828	$5,145	$1,071

	At or for the Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
PERFORMANCE RATIOS (5):
Return on average assets	0.45%	0.32%	0.19%
Return on average equity	2.41	1.73	1.76
Net interest margin	2.84	2.72	2.26
Efficiency ratio (6)	65.5	67.0	75.2

OTHER:
Tangible book value per share	$14.22	$14.14	$9.20
Employees (full-time equivalents)	132	138	135

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2) Represents capital ratios of Fox Chase Bank.
(3) Includes nonaccruing loans and accruing loans past due 90 days or more
(4) At March 31, 2011, troubled debt restructurings and past due loans 60-89 days both include the same $4.7 million commercial loan.
(5) Annualized.
(6) Represents noninterest expense, excluding provision for loss on other real estate owned, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and other real estate owned.